Exhibit 99.1

Sumo Logic Announces CFO Transition and Reaffirms Second Quarter and Full Fiscal Year 2022 Guidance

REDWOOD CITY, Calif., — August 2, 2021 — Sumo Logic (Nasdaq: SUMO), the pioneer in continuous intelligence, today announced that Chief Financial Officer Sydney Carey is leaving the company to pursue other opportunities. While she is stepping down today, she will continue as an advisor with the company until December 31, 2021 to ensure a smooth transition.

The company is initiating a comprehensive search for Carey’s successor. Effective today, Ramin Sayar, president and CEO of Sumo Logic, will assume oversight of a newly established Office of the Chief Financial Officer, comprised of Jennifer McCord, VP of Finance and Chief Accounting Officer, Raymond Yue, VP of FP&A and Paul Thomas, VP of Investor Relations and Strategic Finance, until the new CFO is appointed. Carey's departure did not result from any disagreement with the company over its accounting principles or practices or financial statement disclosures.

“We are grateful for all the success we have achieved under Sydney’s leadership,” said Sayar. “Over the last three years Sydney has played a critical role in helping to scale our company, leading us through our initial public offering and building a world class finance organization. On behalf of the management team and board of directors, we wish her the best in her future endeavors.”

“Working with Ramin and the entire Sumo Logic team has been one of the most rewarding experiences of my career,” said Carey. “I’m proud of what we accomplished in my time as CFO and I’m confident in the continued success of Sumo Logic under Ramin’s leadership.”

Sayar added, “We are fortunate to have a strong set of senior finance leaders and operators in the Office of the CFO. They along with our outstanding executive leadership team will guide the company forward as we search for a successor for the CFO role.”

Fiscal 2022 Outlook:
Sumo Logic is reconfirming its guidance that it issued in its last earnings release for the second quarter of fiscal 2022 as well as for the full 2022 fiscal year. The company plans to report results for the second quarter of fiscal 2022, ending July 31, 2021, on September 9, 2021.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including but not limited to, statements regarding our guidance for the second fiscal quarter and full fiscal year 2022. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to our ability to achieve and maintain future profitability, our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our ability to successfully add new features and functionality to our platform, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions, including the impact of COVID-19, and other risks detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2021, filed with the Securities and Exchange Commission (SEC) on June 4, 2021, and other filings and reports that we may file from time to time with the SEC. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 that will be filed with the SEC, which should be read in conjunction with this press release.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We anticipate that subsequent events and developments could cause our views to change. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Sumo Logic

Sumo Logic, Inc. (Nasdaq: SUMO), is the pioneer in continuous intelligence, a new category of software, which enables organizations of all sizes to address the data challenges and opportunities presented by digital transformation, modern applications, and cloud computing. The Sumo Logic Continuous Intelligence Platform™ automates the collection, ingestion, and analysis of application, infrastructure, security, and IoT data to derive actionable insights within seconds. More than 2,100 customers around the world rely on Sumo Logic to build, run, and secure their modern applications and cloud infrastructures. Only Sumo Logic delivers its platform as a true, multi-tenant SaaS architecture, across multiple use-cases, enabling businesses to thrive in the Intelligence Economy. For more information, visit www.sumologic.com.

For more information, please contact:

Investor Relations Contact
Paul Thomas
pthomas@sumologic.com
(650) 214-3847